Exhibit (b)(iii)

SERIES EXHIBIT B
to
Restricted ADS Letter Agreement, dated as of November 16, 2021
(the “Restricted ADS Letter Agreement”), by and between
Autolus Therapeutics plc

and
Citibank, N.A.

_____________________

BLACKSTONE – WARRANT

_____________________

November 16, 2021

Reference is hereby made to (i) the Deposit Agreement, dated as of June 26, 2018, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Autolus Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Restricted ADS Letter Agreement, dated as of November 16, 2021 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted ADS Letter Agreement.

Pursuant to the terms of the Collaboration and Financing Agreement (the “Financing Agreement”) by and between the Company and BXLS V – Autobahn L.P. (“Blackstone,” the “Investor”), the Investor has agreed to help fund the continued development of certain of the Company’s product candidates in exchange for the issuance by the Company to the Investor of that certain Warrant Instrument, dated as of November 6, 2021, together with that certain Warrant Certificate, (together, the “Blackstone Warrant”) evidencing the Investor’s right to purchase the Company’s ADSs on the terms and conditions set forth therein.

The purpose and intent of this Series Exhibit B (Blackstone – Warrant) is to supplement the Deposit Agreement and the Restricted ADS Letter Agreement for the purpose of accommodating (i) the issuance of Restricted ADSs to the Investor upon the partial or complete exercise of the Blackstone Warrant (such ADSs, “Warrant ADSs”), (ii) the sale of transfer of such Warrant ADSs, and (iii) certain ancillary transactions further described below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

Series Exh. B-1

1.                  Deposit of Shares. The Company and the Depositary hereby agree that from and after the issuance of the Warrant (until the expiration of the exercise period thereof), from time to time, the Warrant may be exercised, in whole or in part (each such exercise, a “Warrant Exercise”), and, in connection therewith, the Company shall (i) cause certain Shares corresponding to such Warrant Exercise (“Warrant Shares”) to be issued and deposited with the Custodian and (ii) instruct the Depositary to issue and deliver the corresponding number of Restricted ADSs in respect thereof (“Warrant ADSs”), in each case upon the terms of Section 2.14 of the Deposit Agreement, as supplemented by this Restricted ADS Letter Agreement, to the Investor or its designee.

2.                  Issuance and Delivery of Warrant ADSs. In connection with each Warrant Exercise, the Company hereby instructs the Depositary to issue the corresponding number of Warrant ADSs in the form of Restricted ADSs against the registration and deposit of the applicable Warrant Shares by the Company, for and on behalf of the Investor in connection with such Warrant Exercise, subject to compliance with the terms and conditions of the Deposit Agreement, as supplemented by this Restricted ADS Letter Agreement, including, without limitation, receipt by the Depositary of all applicable fees. The Depositary hereby agrees to deliver the Warrant ADSs in the form of Restricted ADSs in accordance with the Deposit Agreement and this Restricted ADS Letter Agreement upon receipt (i) from the Company and the Investor of a duly completed and signed Exercise Issuance and Delivery Instruction substantially in the form of Appendix 1 hereto (a “Warrant Exercise Issuance and Delivery Instruction”); (ii) of confirmation of deposit from the Custodian of the applicable Warrant Shares by the Company; (iii) of the opinions referred to in Section 3 below; and (iv) of payment of the ADS issuance fees, taxes, and expenses payable under the terms of the Deposit Agreement and this Restricted ADS Letter Agreement.

3.                  Opinion Coverage. In addition to those opinions described in Section 2 of the Restricted ADS Letter Agreement, the Company shall at the time of execution of this Series Exhibit B cause (A) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) assuming its due authorization, execution and delivery, this Restricted ADS Letter Agreement, as supplemented by this Series Exhibit B, is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (ii) the deposit of the Warrant Shares by the Company on behalf of the Investor from time to time and the issuance and delivery of the Warrant ADSs, in each case upon the terms contemplated herein, do not require registration of the Warrant Shares under the Securities Act, and (B) its English counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) the Company has duly authorized and executed this Series Exhibit B, (ii) all approvals required by the law of England and Wales to permit the deposit of Warrant Shares under the Deposit Agreement and this Restricted ADS Letter Agreement have been obtained, and (iii) the terms of this Restricted ADS Letter Agreement and the transactions contemplated by this Restricted ADS Letter Agreement, in each case as supplemented by this Series Exhibit B, do not contravene or conflict with any law of England and Wales of general application. Furthermore, in the event of a Warrant Exercise after the expiration of the authority to allot and pre-emption disapplication contained in the Company’s organizational documents as of the date hereof, the Company shall, at the time of such Warrant Exercise, cause its English counsel to deliver a supplemental opinion to the Depositary as of the date of such Warrant Exercise stating, inter alia, that (i) the issue of the applicable Warrant ADSs and the allotment and issue of the applicable Warrant Shares has, in each case, been duly authorized by all necessary corporate action on the part of the Company; and (ii) the issue of the applicable Warrant ADSs and the allotment and issue of the applicable Warrant Shares do not contravene or conflict with any law of England and Wales of general application.

Series Exh. B-2

4.                  Additional Limitations on Issuance of Warrant ADSs. In addition to those conditions set forth in Section 3 of the Restricted ADS Letter Agreement with respect to limitations on issuance of Restricted ADSs, the Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in the Restricted ADS Letter Agreement, as supplemented by this Series Exhibit, to issue and deliver Warrant ADSs only, in the case of initial issuance, upon receipt of a duly completed and signed Warrant Exercise Issuance and Delivery Instruction. In addition to the other terms, conditions, and limitations set forth in the Deposit Agreement, as supplemented by the Restricted ADS Letter Agreement and this Series Exhibit B, the Depositary shall only accept deposit(s) of Warrant Shares by the Company on behalf of the Investor against issuance of Warrant ADSs, and not directly by the Investor, and any such deposit(s) of Warrant Shares shall only be made by the Company and shall only be accepted by the Depositary against the issuance of Warrant ADSs promptly after each Warrant Exercise.

5.                  CUSIP. The Depositary shall (unless otherwise agreed by the Company and the Depositary in writing) cause the Warrant ADSs issued upon the deposit of Warrant Shares to be separately identified on the books of the Depositary under CUSIP No.: 05280R993.

[Remainder of page intentionally left blank. Signature page to follow.]

Series Exh. B-3

This Series Exhibit to Restricted ADS Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

The Company and the Depositary have caused this Series Exhibit to Restricted ADS Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

AUTOLUS THERAPEUTICS PLC

By:	/s/ Christian Itin
Name: Christian Itin
Title: Chief Executive Officer

CITIBANK, N.A.
as Depositary

By:	/s/ Joseph Connor
Name: Joseph Connor
Title: Attorney in Fact

APPENDICES
1	Warrant Exercise Issuance and Delivery Instruction

Series Exh. B-4

APPENDIX 1
to
Series Exhibit B
 to
Restricted ADS Letter Agreement, dated as of November 16, 2021
(the “Restricted ADS Letter Agreement”), by and between
Autolus Therapeutics plc

and
Citibank, N.A.

_____________________

WARRANT EXERCISE ISSUANCE AND DELIVERY INSTRUCTION
_____________________

[DATE]

Citibank, N.A., as Depositary

388 Greenwich Street

New York, New York 10013

Attn:      Account Management

Ryan.Everett@citi.com

Keith.Galfo@citi.com

Leslie.DeLuca@citi.com

Joseph.Connor@citi.com

With a copy simultaneously delivered to:

Citibank, N.A., London Branch

25 Canada Square

Canary Wharf

London E14 5LB, England

Attn.: UK Custody Settlements

Custody Team (uksettlements@citi.com)

Re: Issuance and Delivery Instruction — Autolus Therapeutics plc (CUSIP No.: 05280R993) – Deposit & Hold

Dear Sirs:

Reference is made to (i) the Deposit Agreement, dated as of June 26, 2018, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Autolus Therapeutics plc, a public limited company incorporated under the laws of England and Wales and its successors (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Restricted ADS Letter Agreement (the “Restricted ADS Letter Agreement”), dated as of November 16, 2021, by and between the Depositary and the Company, which terms supplement the Deposit Agreement. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement as supplemented by the Restricted ADS Letter Agreement.

In accordance with the terms and subject to the limitations set forth in the Deposit Agreement, promptly following the Depositary’s receipt of confirmation from the Custodian that the Custodian has received a deposit of the number of Warrant Shares specified below made by the Company for the benefit of the undersigned holder thereof (the “Holder” and together with the Company, the “Undersigned”), the Undersigned hereby jointly instruct the Depositary, and the Depositary hereby agrees to promptly accept for deposit the number of Warrant Shares and issue the number of Warrant ADSs as specified below:

Series Exh. B-5

Number of Warrant Shares deposited:	Shares

Number of Warrant ADSs (CUSIP No.: 05280R993; each Warrant ADS representing one (1) Ordinary Share to be issued:	ADSs

and (ii) to promptly deliver such Warrant ADSs, as follows:

Name of Holder to which the Warrant ADSs are to be delivered:

Address of Holder of Warrant ADSs:

Tax Identification No. of Holder of Warrant ADSs:

The Holder hereby represents and covenants to, and for the benefit of, the Depositary and Citibank, N.A.—London Branch (the “Custodian”), that (i) the Holder is not an “affiliate” of the Company as that term is defined in Rule 144 promulgated by the Commission under the Securities Act and has not been an affiliate at any time during the 90 days immediately preceding the date hereof and (ii) the Holder has paid all stamp duty taxes, including, without limitation, the U.K. Stamp Duty Reserve Tax (“SDRT”), will be paid in full and on a timely basis to the extent such taxes are payable in respect of the deposit of the Warrant Shares and the issuance and delivery of the Warrant ADSs as contemplated herein.

The Holder agrees to indemnify the Depositary and the Custodian for, and to hold the Depositary and the Custodian harmless against, all losses, liabilities, taxes, charges, penalties or expenses (including reasonable legal fees and disbursements), incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty taxes, including, without limitation, SDRT, or any other similar duty or tax in connection with the deposit of the Warrant Shares and the issuance and delivery of the Warrant ADSs as contemplated herein, save to the extent that such losses, liabilities, taxes, charges, penalties or expenses are due to the negligence or bad faith of the Custodian or the Depositary.

* * * * *

Series Exh. B-6

[HOLDER]	AUTOLUS THERAPEUTICS PLC

By:	By:
Name:	Name:
Title:	Title:

IN WITNESS WHEREOF this agreement has been executed as a deed and delivered by the parties on the date first above written.

EXECUTED and delivered as a DEED by
AUTOLUS THERAPEUTICS PLC

Signature of Director

Name of Director

Signature of Secretary

Name of Secretary

EXECUTED and delivered as a DEED by
BXLS V – AUTOBAHN L.P.

a Delaware corporation acting by

Authorised Signatory

Authorised Signatory

Series Exh. B-7

Schedule I

Warrant Shares	Warrant ADSs	Name, Address, and Email Address of Beneficial Owner of Warrant ADSs
_________________ Shares	_________ ADSs

Series Exh. B-8